                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-01475 of CTI Group (Holdings) Inc. on Form S-8 of our report dated July 9, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the material uncertainty concerning the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-KSB of CTI Group (Holdings) Inc. for the year ended March 31, 1999.




Deloitte & Touche LLP
Philadelphia, PA
July 9, 1999











                                       23